SPECIMEN COMMON STOCK CERTIFICATE

NUMBER _______C	SHARES

STAR BULK CARRIERS CORP.
INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS
100,000,000 Common Shares - Par Value U.S.$0.01 each
25,000,000 Preferred Shares - Par Value U.S.$0.01 each

COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE COMMON STOCK OF

STAR BULK CARRIERS CORP.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

__________________________________ PRESIDENT	(SEAL)	__________________________________ SECRETARY

STAR BULK CARRIERS CORP.
CORPORATE SEAL
2006
REPUBLIC OF THE MARSHALL ISLANDS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	____________ Custodian ___________ (Cust) (Minor) under Uniform Gifts to Minors Act _______________________________ (State)

Additional Abbreviations may also be used though not in the above list.

STAR BULK CARRIERS CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
__________________________________
__________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
_____________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: __________________

________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company's liquidation or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

SK 25767 0001 745923